Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements give effect to the sale of approximately 273,200 standard dry marine cargo containers by Interpool, Inc. (the “Company”) and its wholly owned container leasing subsidiary, Interpool Containers Limited (“ICL”), to a newly formed subsidiary of an investor group based in Switzerland (the “Purchaser”). In connection with the sale, the Company and its 50% owned consolidated subsidiary, Container Applications, Inc. (“CAI”), entered into management agreements with the Purchaser under which the Company and CAI agreed to perform management services on behalf of the Purchaser with respect to these containers. The sale of these containers, the use of a portion of the proceeds of such sale to repay indebtedness required to be repaid as a result of the sale, and the execution of the management agreements are referred to collectively as the “Transactions.”

The historical information was derived from the Company’s consolidated balance sheet as of December 31, 2005 and its consolidated statement of income for the year ended December 31, 2005. This pro forma information should be read in conjunction with the Company’s historical consolidated financial statements, and the notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited condensed consolidated pro forma balance sheet as of December 31, 2005 gives effect to the Transactions as if they had occurred on that date. The unaudited condensed consolidated pro forma statement of income for the twelve months ended December 31, 2005 gives effect to the Transactions as if they had occurred on January 1, 2005, the first day of the fiscal year then ended.

The unaudited condensed consolidated pro forma financial statements include specific assumptions and adjustments related to the sale of the containers and the other Transactions. The pro forma adjustments have been made to illustrate the anticipated financial effect of the sale of the containers and the other Transactions. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ from the information presented. Assumptions underlying the pro forma adjustments are described in the notes accompanying the unaudited condensed consolidated pro forma financial statements and should be read in conjunction with the Company’s historical financial statements and related notes contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited condensed consolidated pro forma information presented is for information purposes only. This information is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Transactions been completed as of the dates presented. The information is not representative of the Company’s future results of operation or financial position. In addition, the condensed consolidated pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission. The pro forma financial information gives effect to the use of a portion of the proceeds from the sale of the containers to repay the principal amount of indebtedness required to be repaid as a result of the sale and does not reflect the Company’s decision to use additional sale proceeds to voluntarily repay additional indebtedness. No assumption has been made regarding the use of the remaining sale proceeds nor has any assumption been made regarding any cost savings related to additional debt repayments or related to other synergies that might occur related to the Transactions.

INTERPOOL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005
(dollars in thousands, except share and per share amounts)

ASSETS	As Reported	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
CASH AND CASH EQUIVALENTS	$ 427,265	$ 126,222	(a)	$ 553,487
ACCOUNTS RECEIVABLE, net	80,925	--		80,925
NET INVESTMENT IN DIRECT FINANCING LEASES	362,874	--		362,874
OTHER RECEIVABLES, net	4,814	--		4,814
LEASING EQUIPMENT, net	1,771,190	(450,624	)(b)	1,320,566
OTHER ASSETS	68,048	(6,796	)(c)	61,252

TOTAL ASSETS	$ 2,715,116	$(331,198)		$ 2,383,918

LIABILITIES
ACCOUNTS PAYABLE AND ACCRUED EXPENSES	$ 139,960	$ 485	(d)	$ 140,445
WARRANT LIABILITY	53,231	--		53,231
INCOME TAXES	73,479	1,409	(e)	74,888
DEFERRED INCOME	3,776	6,239	(f)	10,015
DEBT AND CAPITAL LEASE OBLIGATIONS	1,963,659	(394,284	)(g)	1,569,375

TOTAL LIABILITIES	2,234,105	(386,151)		1,847,954

MINORITY INTEREST IN EQUITY OF SUBSIDIARIES	47,393	--		47,393
STOCKHOLDERS' EQUITY
Preferred stock	--	--		--
Common stock	28	--		28
Additional paid-in capital	157,573	--		157,573
Unamortized deferred compensation	(442)	--		(442)
Treasury stock	(16,632)	--		(16,632)
Retained earnings	290,106	54,953		345,059
Accumulated other comprehensive income	2,985	--		2,985

TOTAL STOCKHOLDERS' EQUITY	433,618	54,953		488,571

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,715,116	$(331,198)		$ 2,383,918

(a)	Amount primarily reflects the $515,900 of cash received on sale of the sold containers, reduced by the cash outlay for the mandatory repayment of debt associated with the sold containers at December 31, 2005.
(b)	Amount reflects the reduction in Leasing Equipment due to the sale of the containers.
(c)	Amount reflects the write-off of deferred financing fees resulting from the repayment of the debt and deferred commissions resulting from the sale of the future lease stream associated with the sold containers.
(d)	Amount reflects the reversal of the accrued mark to market valuation at December 31, 2005 on the interest rate derivatives, which were not considered effective cash flow hedges, associated with the repayment of the debt and the elimination of the accrued interest related to the debt assumed to be repaid.
(e)	Amount reflects the tax effect of adjustments on the pro forma income statement at the Barbados tax rate of 2½%.
(f)	Amount reflects the portion of the gain on the sale of the containers that has been deferred in accordance with U.S. generally accepted accounting principles.
(g)	Amount reflects the mandatory repayment of debt associated with the sold containers.

INTERPOOL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollars in thousands, except share and per share amounts)

	Year Ended December 31, 2005
	As Reported	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
REVENUES:
Equipment leasing revenue	$ 393,852	$(68,703	)(a)	$ 325,149
Other revenue	22,660	(2,995	)(a)	19,665

TOTAL REVENUES	416,512	(71,698)		344,814

COSTS AND EXPENSES:
Lease operating and administrative expenses	156,939	(5,525	)(a)	151,414
Provision for doubtful accounts	2,063	--		2,063
Fair value adjustment for derivative instruments	(2,860)	1,175	(b)	(1,685)
Fair value adjustment for warrants	(18,491)	--		(18,491)
Depreciation and amortization of leasing equipment	90,047	(31,325	)(c)	58,722
Impairment of leasing equipment	4,032	--		4,032
Income for investments accounted for under the equity method	(187)	--		(187)
Loss on retirement of debt	2,997	(372	)(d)	2,625
Gain on sale of leasing equipment	(13,424)	(21,943	)(e)	(35,367)
Other income, net	(1,412)	--		(1,412)
Gain on sale of equity investment	(13,001)	--		(13,001)
Interest expense	121,098	(18,155	)(f)	102,943
Interest income	(9,386)	--		(9,386)

TOTAL COSTS AND EXPENSES	318,415	(76,145)		242,270

Income before minority interest expense and provision for income taxes	98,097	4,447		102,544
MINORITY INTEREST EXPENSE	(6,791)	(572	)(g)	(7,363)

Income before provision for income taxes	91,306	3,875		95,181
PROVISION FOR INCOME TAXES	30,775	741	(h)	31,516

NET INCOME	$ 60,531	$ 3,134		$ 63,665

NET INCOME PER SHARE:
Basic	$ 2.17			$ 2.29

Diluted	$ 1.94			$ 2.04

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands):
Basic	27,858			27,858

Diluted	32,296			32,296

(a)	Amount reflects the reduction in revenues and lease operating and administrative expenses resulting from the sale of the containers. These amounts, net of the fee revenue that would have been earned by the Company while performing management services on behalf of the purchaser of the equipment, are payable to the owner of the equipment.
(b)	Amount reflects the reversal of the fair value adjustment relating to interest rate derivatives, which were not considered an effective cash flow hedges, associated with the debt related to the containers outstanding for the year ended December 31, 2005.
(c)	To reduce depreciation expense for containers assumed to be sold January 1, 2005.
(d)	Amount reflects a reduction in the loss on retirement of debt resulting from the repayment of debt as of January 1, 2005 with a portion of the proceeds of the sale of the containers.
(e)	Amount reflects the gain on the sale of the sold containers based upon a hypothetical sale date of January 1, 2005.
(f)	Amount reflects the reduction in interest expense based upon the assumption that the debt associated with the sold containers was repaid on January 1, 2005.
(g)	Amount reflects the minority interest impact of eliminating 50% of the fee revenue earned by CAI while performing management services on behalf of the purchaser of the equipment.
(h)	Amount reflects the tax effect of the pro forma adjustments to the income statement which are taxed at the Barbados tax rate of 2½%, except for the impact of CAI’s fee revenue, which was reflected at CAI’s tax rate of approximately 36%.